UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (865) 379-5700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2012, Ruby Tuesday, Inc. (the “Company”) announced that Samuel (“Sandy”) E. Beall, III, the Company’s Founder, President, Chief Executive Officer and Chairman of the Board of Directors, has decided to step down from management and the Board of Directors.  Mr. Beall intends to step down when the Company names his successor.

In connection with his departure, the Company has entered into a transition agreement with Mr. Beall (the “Transition Agreement”).  In exchange for Mr. Beall’s agreement to continue in his role as Chief Executive Officer and assist the Company in its search for his successor, the Company has agreed that Mr. Beall will (i) continue to earn his existing base salary for the remaining period of his employment, (ii) be eligible to receive a pro rated bonus for the fiscal year ending June 4, 2013 based on the date and circumstances of Mr. Beall’s departure and (iii) receive the basic severance to which he is eligible under the Company’s executive severance plan (i.e., two years’ base salary) upon his departure, death or disability.  Mr. Beall will not be eligible to receive the severance benefits if he voluntarily departs prior to November 30, 2012 or, if earlier, prior to the appointment of his successor.

The Company does not intend to grant Mr. Beall future equity awards under the Company’s plans.  The Transition Agreement confirms the Company’s obligations with respect to Mr. Beall’s existing equity awards, providing that any remaining service-vesting condition of his equity awards has been fully satisfied and the performance-vesting condition applicable to certain of his awards will continue to apply.  He will have the remaining term of his stock options during which to exercise such options.

Following his departure, Mr. Beall is prohibited from working for certain competitors of the Company for a period of one year. In addition, Mr. Beall has agreed to covenants relating to confidentiality, trade secrets and non-solicitation as set forth in the Transition Agreement.

Mr. Beall has agreed to enter into a release of claims within 30 days following his departure.

The foregoing summary of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which will be attached to the Company’s next quarterly report and is incorporated herein by reference.

The press release dated June 6, 2012 issued by the Company announcing Mr. Beall’s departure is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 6, 2012 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY TUESDAY, INC.
Date:	June 7, 2012	By:	/s/ Michael Moore
			Name:	Michael Moore
			Title:	Executive Vice President and Chief Financial Officer